Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY RESULTS
FOR THE PERIOD ENDED JUNE 30th
Dallas, Texas — August 11, 2008 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported net income of $120.4 million and Distributable Cash of $97.1 million for the three months ended June 30, 2008. Distributable Cash is a “non-GAAP financial measure”, as explained below.
The principal sources of cash flow of Energy Transfer Equity, L.P. (“ETE” or the “Partnership”) are distributions it receives from its investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“ETP”). ETE currently has no other operating activities apart from those conducted by the operating subsidiaries within ETP. ETE’s principal uses of cash are for expenses, debt service and distributions to its general and limited partners.
ETE’s net income increased $31.3 million for the three months ended June 30, 2008 to $120.4 million as compared to $89.1 million for the three months ended May 31, 2007. Net income for the six months ended June 30, 2008 was $247.1 million as compared to $236.4 million for the six months ended May 31, 2007. These increases were due primarily to the increased earnings of ETP.
ETE also announced that it has filed its quarterly report on Form 10-Q for the period ended June 30, 2008 with the Securities and Exchange Commission. ETE has posted a copy of this Form 10-Q on its website at www.energytransfer.com.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash. The Partnership defines Distributable Cash as cash distributions expected to be received from ETP in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Partnership’s expenditures for general and administrative costs and debt service. Distributable Cash is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management computes the coverage ratio of estimated cash flows to planned cash distributions.
Distributable Cash is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash are net income and cash flow from operating activities for ETE on a stand-alone basis. The accompanying analysis of Distributable Cash is presented for the six-month periods ended June 30, 2008 and May 31, 2007 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,450 miles of intrastate pipeline in service, with approximately 350 miles of intrastate pipeline under construction. In addition, ETP owns 2,400 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts:
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700
Media Relations:
Vicki Granado
Gittins & Granado
214-504-2260 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,938	$56,557
Marketable securities	16,831	3,002
Accounts receivable, net of allowance for doubtful accounts	1,047,478	822,027
Accounts receivable from related companies	17,077	18,070
Inventories	179,235	361,954
Exchanges receivable	66,825	37,321
Deposits paid to vendors	60,383	42,273
Prepaid expenses and other current assets	73,124	62,592

Total current assets	1,529,891	1,403,796

PROPERTY, PLANT AND EQUIPMENT, net	7,870,049	6,852,458
ADVANCES TO AND INVESTMENT IN AFFILIATES	1,281	86,167
GOODWILL	775,965	757,698
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	379,611	361,975

Total assets	$10,556,797	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	June 30,	December 31,
	2008	2007
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,007,796	$673,116
Accounts payable to related companies	25,576	48,012
Exchanges payable	68,863	40,382
Customer advances and deposits	83,112	75,831
Accrued and other current liabilities	205,225	190,469
Accrued capital expenditures	173,776	87,622
Interest payable	87,711	78,933
Current maturities of long-term debt	43,744	47,068

Total current liabilities	1,695,803	1,241,433

LONG-TERM DEBT, less current maturities	6,441,776	5,870,106
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	28,366	46,479
DEFERRED INCOME TAXES	201,568	199,934
OTHER LONG-TERM LIABILITIES	15,264	12,986
MINORITY INTERESTS	2,162,636	2,106,819

COMMITMENTS AND CONTINGENCIES
Total liabilities	10,545,413	9,477,757

PARTNERS’ CAPITAL (DEFICIT):
General Partner	293	192
Limited Partners — Common Unitholders (222,829,956 units authorized, issued and outstanding at June 30, 2008 and December 31, 2007)	27,882	(4,628)

	28,175	(4,436)

Accumulated other comprehensive loss	(16,791)	(11,227)

Total partners’ capital (deficit)	11,384	(15,663)

Total liabilities and partners’ capital (deficit)	$10,556,797	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	May 31,	June 30,	May 31,
	2008	2007	2008	2007
REVENUES:
Natural gas operations	$2,375,637	$1,406,598	$4,383,484	$2,899,436
Retail propane	249,449	252,584	847,587	751,836
Other	28,265	55,604	61,525	125,994

Total revenues	2,653,351	1,714,786	5,292,596	3,777,266

COSTS AND EXPENSES:
Cost of products sold, natural gas operations	1,952,569	1,095,040	3,529,837	2,233,749
Cost of products sold, retail propane	163,962	158,167	556,517	462,801
Cost of products sold, other	7,541	34,180	17,436	76,653
Operating expenses	197,143	148,903	376,113	282,712
Depreciation and amortization	65,476	50,458	127,359	98,873
Selling, general and administrative	44,720	40,779	95,465	83,369

Total costs and expenses	2,431,411	1,527,527	4,702,727	3,238,157

OPERATING INCOME	221,940	187,259	589,869	539,109

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(90,543)	(72,939)	(170,997)	(138,016)
Equity in earnings (losses) of affiliates	(169)	839	(95)	325
Gain (loss) on disposal of assets	515	(2,500)	(936)	(5,729)
Gains (losses) on non-hedged interest rate derivatives	27,178	29,048	(4,458)	29,048
Other income, net	17,227	1,505	35,067	3,157

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	176,148	143,212	448,450	427,894
Income tax expense	9,330	3,213	14,474	5,789

INCOME BEFORE MINORITY INTERESTS	166,818	139,999	433,976	422,105
Minority interests	(46,424)	(50,906)	(186,877)	(185,657)

NET INCOME	120,394	89,093	247,099	236,448

GENERAL PARTNER’S INTEREST IN NET INCOME	373	276	765	743

LIMITED PARTNERS’ INTEREST IN NET INCOME	$120,021	$88,817	$246,334	$235,705

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.54	$0.40	$1.11	$1.07

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,773,916	222,829,956	220,324,902

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.54	$0.40	$1.10	$1.07

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,773,916	222,829,956	220,324,902

     The Partnership previously announced a change in its year end from August 31 to December 31. The unaudited consolidated financial statements contained in this press release cover the three and six-month periods ended June 30, 2008 and the three and six-month periods ended May 31, 2007 (the six-month period of the previous fiscal year most nearly comparable to the six-month period ended June 30, 2008). The Partnership did not recast the financial data for the prior fiscal periods because the financial reporting processes in place at that time included certain procedures that were completed only on a fiscal quarterly basis. The Partnership believes the information, data and indicated trends for the three and six-month periods ended May 31, 2007 is comparable to what would have been reported for the three and six-month periods ended June 30, 2007 if they had recast the prior period information. Such comparability is impacted primarily by weather, fluctuations in commodity prices, volumes of natural gas sold and transported, our hedging strategies and the use of financial instruments, trading activities, basis differences between market hubs and interest rates.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
VOLUMES TRANSACTED THROUGH ENERGY TRANSFER PARTNERS, L.P.

	Three Months Ended		Six Months Ended
	June 30,	May 31,	June 30,	May 31,
	2008	2007	2008	2007
Midstream:
Natural gas MMBtu/d — sold	1,518,209	1,042,641	1,377,495	932,368
NGLs bbls/d — sold	28,097	21,586	29,590	18,757
Transportation and storage Natural gas MMBtu/d — transported	10,355,466	6,752,447	9,938,323	6,805,881
Natural gas MMBtu/d — sold	1,582,022	1,204,609	1,639,467	1,427,467
Interstate transportation:
Natural gas MMBtu/d — transported	1,768,406	1,802,486	1,693,882	1,765,677
Retail propane gallons (in thousands)	97,309	127,612	331,723	381,326

ENERGY TRANSFER EQUITY, L.P. — PARENT COMPANY
DISTRIBUTABLE CASH
(Dollars in thousands, except per unit)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash of the Parent Company with respect to the following periods:

	Three Months Ended		Six Months Ended
	June 30,	May 31,	June 30,	May 31,
	2008	2007	2008	2007
Distributable Cash:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest:
Standard distribution rights	$4,377	$3,477	$8,357	$6,851
Incentive distribution rights	75,692	56,812	143,494	111,158
Less: General Partner contribution to ETP to maintain its 2% interest	(13,098)	—	(13,098)	—
Limited partner interest:
26,086,957 class G units (converted to common units May 2007)	—	29,359	—	41,576
62,500,797 common units	55,860	21,033	110,158	58,034

Total cash expected from Energy Transfer Partners, L.P.	122,831	110,681	248,911	217,619
Deduct expenses of the Parent Company on a stand-alone basis:
General and administrative expenses	(1,207)	(2,068)	(4,056)	(5,532)
Interest expense, net of amortization of financing costs, interest income, and realized gains on interest rate derivatives	(24,553)	(25,842)	(48,456)	(49,054)

Distributable Cash	$97,071	$82,771	$196,399	$163,033

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P.:

Distribution per limited partner unit as of the end of the period	$0.4800	$0.3725	$0.4800	$0.3725

Distributions to be paid to public unitholders	45,562	35,357	87,327	69,149
Distributions to be paid to affiliates	61,396	47,646	117,676	93,182
Distributions to be paid to general partner	332	258	637	504

Total cash distributions to be paid by Energy Transfer Equity, L.P. to its limited and general partners	$107,290	$83,261	$205,640	$162,835

Reconciliation of Non-GAAP “Distributable Cash” to GAAP “Net Income” and GAAP “Net cash provided by operating activities” for the Parent Company on a stand-alone basis:
Net income	$120,394	$89,093	$247,099	$236,448
Adjustments to derive Distributable Cash:
Equity in income of unconsolidated affiliates	(116,872)	(104,449)	(302,344)	(279,238)
Quarterly distribution expected to be received from Energy Transfer Partners, L.P.	122,831	110,681	248,911	217,619
Amortization of financing costs	752	761	1,504	1,501
Other non-cash	(3)	—	10	18
Unrealized gains and losses on non-hedged interest rate swaps	(30,031)	(13,315)	1,219	(13,315)

Distributable Cash	97,071	82,771	196,399	163,033
Adjustments to Distributable Cash to derive Net Cash Provided by Operating Activities:
Quarterly distribution expected to be received from Energy Transfer Partners, L.P.	(122,831)	(110,681)	(248,911)	(217,619)
Cash distribution received from Energy Transfer Partners, L.P.	126,079	103,565	276,463	203,492
Net changes in other operating assets and liabilities	(236)	(5,944)	8,532	(4,101)

Net cash provided by operating activities for Parent Company on stand-alone basis	$100,083	$69,711	$232,483	$144,805

(1) For the three months ended June 30, 2008, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the three months ended June 30, 2008 payable on August 14, 2008 to holders of record on the close of business on August 7, 2008. For the three months ended May 31, 2007, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions paid on July 16, 2007 for the three months ended May 31, 2007.
For the six months ended June 30, 2008, cash distributions received or expected to be received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008 and cash distributions in respect of the three months ended June 30, 2008 payable on August 14, 2008 to holders of record on the close of business on August 7, 2008. For the six months ended May 31, 2007, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions paid on April 13, 2007 for the three months ended February 28, 2007 and cash distributions paid on July 16, 2007 for the three months ended May 31, 2007.
(2) For the three months ended June 30, 2008, cash distributions expected to be paid from Energy Transfer Equity, L.P. consists of cash distributions in respect of the three months ended June 30, 2008 payable on August 19, 2008 to holders of record on August 7, 2008. For the three months ended May 31, 2007, cash distributions paid or expected to be paid from Energy Transfer Equity, L.P. consists of cash distributions paid on July 19, 2007 for the three months ended May 31, 2007.
For the six months ended June 30, 2008, cash distributions paid or expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008 and cash distributions in respect of the three months ended June 30, 2008 payable on August 14, 2008 to holders of record on the close of business on August 7, 2008.. For the six months ended May 31, 2007, cash distributions expected to be paid from Energy Transfer Equity, L.P. consists cash distributions paid on April 16, 2007 for the three months ended February 28, 2007 and cash distributions paid on July 19, 2007 for the three months ended May 31, 2007.